UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023 (June 9, 2023)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

As previously disclosed in a Current Report on Form 8-K filed on May 12, 2023, Blue Star Food Corp., a Delaware corporation (the “Company”), seeks to effect a reverse stock split of its outstanding common stock.

On March 29, 2023, the Company’s board of directors (“Board”) approved, and on May 10, 2023, at a special meeting of the stockholders, holders of approximately 87.08% of the Company’s voting power, approved the granting of authority to the Board to amend the Company’s Certificate of Incorporation (as defined below) to effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion.

On June 1, 2023, the Board determined, after reviewing the number of currently issued and outstanding shares of the Corporation, that it is in the best interests of the Company to effectuate a reverse stock split at a ratio of one-for-twenty (1:20) (the “Reverse Stock Split”).

The Reverse Stock Split will become effective on June 21, 2023. The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol BSFC. Pursuant to the Reverse Stock Split, every twenty (20) outstanding shares of the Company’s Common Stock will, without any further action by the Company, or any holder thereof, convert into, and automatically became, one (1) share of the Company’s Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split will be entitled to a cash payment in lieu thereof. All shares of Common Stock eliminated as a result of the Reverse Stock Split are being canceled and returned to the Company’s authorized and unissued Common Stock, and the Company’s capital stock has been accordingly reduced by an amount equal to the par value of the shares of Common Stock so retired upon the effective date of the Reverse Stock Split.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2023, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended (“Certificate of Incorporation”), with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a rate of 1-for-20 (the “Reverse Stock Split”), effective as of June 21, 2023.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Prior to the filing of the Certificate of Amendment, the Company had 100,000,000 shares of Common Stock authorized, out of which 52,674,099 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, the 52,674,099 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split, are being converted into approximately 2,633,705 shares of the Company’s Common Stock. The Reverse Stock Split does not change the Company’s current number of authorized shares of Common Stock, or its par value. The Reverse Stock Split also does not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value.

Except for de minimis adjustments that result from the treatment of fractional shares, the Reverse Stock Split does not have any immediate dilutive effect on our stockholders, since each stockholders holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms and conditions.

Item 7.01	Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Blue Star Foods Corp, filed June 9, 2023, effective as of June 21, 2023.
99.1	Press Release issued by Blue Star Foods Corp., dated June 20, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: June 20, 2023	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer